UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ALLTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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The following press release was issued on May 20, 2007:

FOR IMMEDIATE RELEASE

ALLTEL TO BE ACQUIRED BY TPG CAPITAL AND GS CAPITAL PARTNERS FOR $71.50 PER SHARE

Little Rock, AR  May 20,  2007 - Alltel Corp. (NYSE: AT ) today announced that it has signed a definitive merger agreement to be acquired by TPG Capital and GS Capital Partners (“GSCP”), in a transaction valued at approximately $27.5 billion.

Under the terms of the merger agreement, TPG Capital and GSCP will acquire all of the outstanding common stock of Alltel for $71.50 per share in cash. The purchase price per share represents a 23% premium over Alltel’s closing share price prior to media reports of a potential transaction published on December 29, 2006. Alltel intends to pay its regular quarterly common share dividend until closing.

Alltel’s Board of Directors has unanimously approved the merger agreement after a comprehensive review of the company’s strategic options, and has recommended the approval of the transaction by Alltel’s shareholders. Completion of the transaction, which is currently expected to occur by the fourth quarter of 2007 or by the first quarter of 2008, is contingent upon customary closing conditions, including approval by Alltel's shareholders and certain regulatory approvals. Shareholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. Scott Ford, Alltel’s chief executive officer, will remain in his current role.

“This transaction delivers substantial and certain value to our shareholders while providing the company with long-term partners who share our commitment to our customers, employees and the communities we serve,” said Mr. Ford. “TPG and GSCP are long-term investors who are willing to make the investments necessary to continue to grow our wireless business in all of our markets. This transaction also ensures our customers can continue to rely on Alltel to deliver high-quality service and leading edge products and services.”

"Alltel is a great company with a terrific management team," said Jim Coulter, founding partner, TPG.   "We look forward to working with them to continue to grow one of the nation's premier wireless providers."

"Alltel has a long history of growth through strategic acquisitions, combined with a strong focus on customer service," said Richard Friedman, head of the Merchant Banking Division at Goldman Sachs. "We are excited about this opportunity to partner with an exceptional management team to continue to support their strategies for growth."

Merrill Lynch & Co., Stephens Inc. and JP Morgan Securities Inc. acted as Alltel’s financial advisors, and Wachtell, Lipton, Rosen & Katz acted as legal advisor. Goldman Sachs and Citigroup acted as financial advisors to TPG and GSCP; Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to TPG; Weil Gotshal & Manges LLP acted as legal advisor to GSCP, and Akin Gump Strauss Hauer & Feld LLP acted as regulatory counsel to the buyers. Acquisition financing will be provided by Goldman Sachs, Citigroup, Barclays and RBS.

About Alltel

Alltel is owner and operator of the nation's largest wireless network and has 12 million wireless customers.

About TPG Capital

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with more than $30 billion of assets under management and offices in San Francisco, London, Hong Kong, New York, Minneapolis, Fort Worth, Melbourne, Menlo Park, Moscow, Mumbai, Shanghai, Singapore and Tokyo. TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG Capital's investments span a variety of industries including communications, technology, healthcare, retail/consumer, travel, media, industrials and financial services. Please visit www.tpg.com.

About GS Capital Partners

Since 1986, Goldman Sachs has raised thirteen private equity and mezzanine investment funds aggregating $56 billion of capital commitments.  GS Capital Partners is the private equity vehicle through which The Goldman Sachs Group, Inc. conducts its privately negotiated corporate equity investment activities. GS Capital Partners is currently investing its GS Capital Partners VI fund. GS Capital Partners is a global private equity group with a focus on large, sophisticated business opportunities in which value can be created through leveraging the resources of Goldman Sachs.

Forward-Looking Statements

Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and GS Capital; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposed transaction disrupts current plans and operations; adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations; the uncertainties related to Alltel's strategic investments; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:
In connection with the proposed merger, Alltel will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Alltel’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Director-Investor Relations, Alltel Corporation, One Allied Drive, Little Rock, AR 72202, telephone 1-877-446-3628 or from Alltel’s website, www.alltel.com.

Alltel and its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from Alltel’s shareholders with respect to the merger. Information about Alltel’s directors and executive officers and their ownership of Alltel’s common stock is set forth in the proxy statement for Alltel’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007. Shareholders and investors may obtain additional information regarding the interests of Alltel and its directors and executive officers in the merger, which may be different than those of Alltel’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

Media Contact

Alltel:
Andrew Moreau, Vice President - Corporate Communications
501-905-7962

TPG Capital:
Owen Blicksilver
Owen Blicksilver PR, Inc.
516-742-5950

GSCP:
Peter Rose
212-902-5400

Investor Contact

Alltel:
John Ebner, Senior Vice President of Investor Relations and Treasurer
501-905-8991